UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       September 9, 2004
                                                --------------------------------



                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                   000-17962               43-1461763
  ------------------------------      ------------       -----------------------
 (State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)         Identification No.)

                4551 W. 107th Street, Overland Park, Kansas 66207
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              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement  communications   pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications   pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.           Regulation FD Disclosure

     On September 9, 2004, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Outlines Future Growth Plans; Development Potential of Applebee's Concept Increased to at Least 3,000 Domestic Restaurants; Company Continues to Expect Long-term EPS Growth of 14-17 Percent." The release contained the following information.

                                                          FOR IMMEDIATE RELEASE

Contact: Carol DiRaimo,
         Vice President of Investor Relations
         (913) 967-4109

              Applebee's International Outlines Future Growth Plans

                   Development Potential of Applebee's Concept
                Increased to at Least 3,000 Domestic Restaurants

        Company Continues to Expect Long-term EPS Growth of 14-17 Percent

Overland Park, Kan., September 9, 2004 -- At a company-sponsored conference held today, Applebee's International, Inc. (Nasdaq:APPB) reviewed its future growth plans with analysts and investors. Lloyd L. Hill, chairman and chief executive officer, and several members of the Applebee's management team presented topics ranging from the increased domestic potential of the Applebee's system to an update of the company's long-term growth and earnings outlook.

Mr. Hill said, "The momentum and marketplace success we've achieved over the past few years is a direct result of our singular focus on the Applebee's brand and the pipeline of innovation that we've built over that time. As the largest casual dining concept in the world, we know that a unique opportunity exists to leverage our brand, system size and scale to optimize future growth."

David L. Goebel, chief operating officer, reviewed Applebee's development and operating strategies. Mr. Goebel said, "As a result of our continued success in penetrating markets of various sizes, overall category growth and future consumer demand, we now believe the ultimate domestic potential of the Applebee's system to be at least 3,000 units, a 30% increase from the potential we believe existed a little over two years ago."


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


John C. Cywinski, chief marketing officer, discussed the company's marketing strategies. Mr. Cywinski said, "We are clearly in an era of big power brands in casual dining. These are brands that can use national media to increase consumer awareness and gain market share. Recognizing this opportunity, beginning in 2005, the required contribution to the national advertising fund for both company and franchise restaurants will increase by 0.5% to 2.75% of sales while the amount required to be spent locally will decrease 0.5% to 1.0% of sales. This shift will allow us to convey multiple messages on a national level to our guests, including our branded campaign events, Carside To Go(TM), our partnership with Weight Watchers, and our neighborhood branding messages."

Steven K. Lumpkin, chief financial officer, discussed the use of the company's strong balance sheet and substantial free cash flow for increased company development, future franchise acquisitions and stock repurchases. Mr. Lumpkin said, "The strategies we outlined today will provide us with a solid foundation for continued growth. We continue to expect annual earnings per share growth of 14 to 17 percent over the next three to five years beginning in 2005. We are also committed to maintaining our return on equity, which is already one of the highest in the industry, of at least 20 percent."

Mr. Hill concluded, "Given our current view of the potential of the Applebee's brand, we still believe that we do not need another concept to meet our growth targets over the next three to five years. Although we will be both opportunistic and selective about making an acquisition, any interest in a second concept will not be at the expense of maximizing the core value of Applebee's."

BUSINESS OUTLOOK

The company provided guidance as to its future growth for the next three to five years beginning in fiscal year 2005.

     o System-wide unit growth is expected to be between 7 and 8 percent annually.

     o System-wide comparable sales are expected to increase annually by at least 3 to 4 percent.



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



     o The combination of restaurant operating margin and general and administrative expense leverage, stock repurchase activity, and the impact of potential franchise acquisitions are expected to contribute 4 to 5 percent to annual earnings per share growth.

     o Earnings per share for the next three to five years are expected to increase annually by 14 to 17 percent.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of September 9, 2004, there were 1,633 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release, including those set forth in the Business Outlook section, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and the company's ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2004. The company disclaims any obligation to update these forward-looking statements.

                                      # # #

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



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    September, 9 2004                 By: /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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